EXHIBIT 10.6
                           DENTAL CARE ALLIANCE, INC.
                        ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") effective this ___ day of _________, 1997, ("Effective Date") between and among DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA"); EIGHT MILE DENTAL, P.C., a Michigan corporation; GRATIOT AVENUE DENTAL, P.C., a Michigan corporation; WAYNE ROAD DENTAL, P.C., a Michigan corporation, and WASHINGTON BOULEVARD DENTAL, P.C., a Michigan corporation (collectively "PCs"); and ROSS JOHNSON, D.D.S, a licensed Michigan dentist who is the sole stockholder, owning all of the issued and outstanding stock of the PCs (the "Stockholder").

                                   I. RECITALS

         WHEREAS, DCA has purchased by separate agreement, certain Management Agreements between Ross Management Company, a Michigan corporation, and each of the PCs pursuant to which Ross Management Company provided various management services and support for each of the PCs (the "Old Management Agreements"). For purposes of making DCA's duties and responsibilities pursuant to the Old Management Agreements consistent with its operational activities and obligations under its standard Administrative Services Agreement in the form hereof, the parties hereto have agreed to enter into this Agreement in substitution of all of the Old Management Agreements. Upon execution and delivery hereof, all of the Old Management Agreements shall be fully terminated and of no further force or effect without any further action required by the parties and the parties' relationship shall be governed by this Agreement.

         WHEREAS, DCA is a company with expertise in the provision of business and administrative services to dental practices; and

         WHEREAS, each PC is a corporation duly organized and validly existing under all applicable state law and regulation, and whose stock is owned by the Stockholder; and

         WHEREAS, each PC owns and operates a dental practice (the "Practice") at the location specified on EXHIBIT A attached hereto; and

         WHEREAS, each PC desires that DCA provide it with the business and administrative services described in this Agreement, in order for the to avail itself of DCA's expertise and efficiencies, and DCA desires to provide such services to each PC; and


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         WHEREAS, the parties mutually desire that the PC shall maintain complete control over and responsibility for all aspects of the Practice's operations that constitute the practice of dentistry under applicable state law.

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                        II. DUTIES AND OBLIGATIONS OF DCA

         2.1 GENERAL. DCA will provide the PC with all of the business and administrative services required for the day-to-day operations of the Practice, as set forth in EXHIBIT B to this Agreement, attached hereto and incorporated by reference herein. The PC appoints DCA as its sole and exclusive agent for the provision of the business and administrative services described in this Agreement, and DCA hereby accepts such appointment. Notwithstanding anything else in this Agreement, the parties expressly acknowledge that DCA is not authorized or qualified to engage in any activity that may be deemed or construed to constitute the practice of dentistry, nor shall DCA be regarded as practicing dentistry within the meaning of applicable state dental laws and regulations. To the extent that any act or service herein required by DCA should be construed by a court of competent jurisdiction or by state dental regulatory authorities with jurisdiction over this Agreement to constitute the practice of dentistry, the requirement to perform that act or service shall be deemed waived and unenforceable and shall not constitute a breach or default by DCA under this Agreement, and the parties shall take the actions contemplated by SECTION 9.11 hereof.

         2.2 PROVISIONS OF OFFICE AND EQUIPMENT. DCA will consult with each PC on its office and equipment needs, and will provide or arrange for the provision to the PC, at the expense of the PC, the offices, and improvements requested by the PC for the operation of the Practice, all of the aforementioned as will be mutually agreeable to the parties (collectively referred to as the "Offices and the Equipment"). It is expressly understood and agreed that each PC shall have complete custody and control over the Offices and Equipment.

         2.3 BILLING AND COLLECTIONS SERVICES. DCA will supervise billing and collections services for all patient services rendered at the Practice, provided that all billings and collections will be done in the name of the PC. Pursuant to its performance of the billings and collections function, DCA will take possession of and endorse in the name of the PCs all payments from patients, insurance companies and other third party payors, and promptly deposit all such funds in an account


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designated for the benefit of the PCs discussed in SECTION 2.4 below. DCA will prepare and submit financial reports to each PC detailing billings and collections on a monthly basis.

         2.4 BANKING ARRANGEMENTS. All monies collected for the PC by DCA pursuant to SECTION 2.3 above shall be deposited into an account designated to the benefit of the PCs (the "PCs designated account") with a bank whose deposits are insured with the Federal Deposit Insurance Corporation. DCA shall be responsible for making all disbursements from the account, which shall be limited to the disbursements authorized by this Agreement. DCA shall make all disbursements promptly when payable, and shall account to the PCs for all funds disbursed from the PCs designated account, and make available to PCs, upon request, and during normal business hours at the place of business of DCA, copies of all bank account statements.

                     III. DUTIES AND OBLIGATIONS OF THE PCS

         3.1 PROFESSIONAL RESPONSIBILITIES. The PCs shall have complete authority, responsibility, supervision and control over the provision of all dental services to patients and all other acts that are considered to constitute the practice of dentistry under applicable state dental laws and regulations.

         3.2 EMPLOYMENT OF DENTISTS. The PCs will provide dental services to the public through the services of dentists ("Dentists") who are employed by the PCs pursuant to employment agreements ("Employment Agreements") with the PCs.

         3.3 CONTROL OF BUSINESS OPERATIONS. Notwithstanding the authority granted to DCA pursuant to ARTICLES II AND IV of this Agreement, it is expressly acknowledged and agreed by the parties that the PC shall have approval over the following business decisions:

              (a) The hiring and termination of the Practice's dental professionals and all staff;

              (b)  The dental equipment used by the Practice;

              (c)  Patient scheduling;

              (d)  The dental supplies and lab used by the Practice;

              (e)  Marketing and placement of advertising; and

              (f) Any other aspects of the Practice's operations that are considered to be within the practice of


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                   dentistry under applicable state dental laws and regulations.

         3.4 HOURS OF OPERATION. The PC represents and agrees that it will be open to the public on a full time schedule of eight hours per day, a minimum of five days per week (except for reasonable holidays), with appropriate staffing by Dentists, hygienists and assistants, throughout the term of this Agreement.

         3.5 PATIENT RECORDS. The PC will prepare and maintain at the Practice accurate, complete and timely records on all services rendered to patients at the Practice. All patient records shall be the property and remain under the control and custody of the PC at all times during and after the term of this Agreement. The records shall be prepared and maintained in compliance with all applicable state and federal laws and regulations. DCA shall have access to the patient records of the PC only for the limited purposes necessary to perform its duties under this Agreement, and subject to all applicable laws and regulations governing the confidentiality of such records.

         3.6 AGREEMENT NOT TO ENCUMBER OR ALLOW TO BE ENCUMBERED. PC and Stockholder agree that as part of the inducement to DCA to enter into this transaction, and related transactions, including but not necessarily limited to loans, guaranty of loans, or leases, or license agreements, DCA has considered and relied upon the creditworthiness and reliability of PC and Stockholder.

         PC and Stockholder covenant and agree not to sell, convey, transfer, all or substantially all assets of the PC without DCA's prior written consent.

                           IV. FINANCIAL ARRANGEMENTS

         4.1 PRACTICE OPERATING EXPENSES. DCA will be responsible for paying for the Practice's operating expenses from the funds paid to DCA as Service Fees (as defined below), which shall include the expenses incurred by DCA in connection with the performance of those services discussed in ARTICLE II and EXHIBIT E of this Agreement (the "Practice Expenses"), provided that the PCs shall pay DCA its monthly service fee and if such service fee shall not be sufficient to cover Practice Expenses, PCs shall be responsible for any overage paid by DCA.

         4.2 EXPENSES OF THE PC. The PC will be responsible for payment of the salary and benefits and professional liability insurance for the Dentists (the "Dentist Expenses") and any other Practice dental professionals employed directly by the PCs and any other expenses of the Practice or the PCs that are not included within the definition of Practice Expenses.


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Disbursements for such expenses shall be made by DCA from the PCs designated account in accordance with SECTION 2.4 of this Agreement.

         4.3 SERVICE FEE. Each month DCA will deduct from the PCs designated account, with the prior written approval of the PCs, such approval shall not be unreasonably withheld and timely made, a service fee payable by the PCs to DCA (each a "Service Fee") which shall be determined as set forth in EXHIBIT "F" where Service Fee and net collected revenues are defined.

         4.4 LOANS. If requested by the PC, DCA may, but is not obligated to, provide loans to the PC to fund the PC's working capital requirements. Such loans, if any, will accrue interest at the current borrowing rate of DCA.

                           V. INSURANCE AND INDEMNITY

         5.1_ INSURANCE TO BE MAINTAINED BY THE PC. The PC covenants and agrees that throughout the term of this Agreement, it will maintain comprehensive professional liability insurance with limits of not less than $300,000 per claim and with aggregate policy limits of not less than $1,000,000.00 per each Dentist, with the PC and DCA being an additional insured. The PC shall be responsible for all such liabilities in excess of the limits of such policies. DCA agrees to negotiate for and cause premiums to be paid with respect to such insurance. Premiums and deductibles with respect to such policies shall be a Practice Expense of the PC.

         5.2 INSURANCE TO BE MAINTAINED BY DCA. DCA agrees that throughout the term of this Agreement, it will maintain property and casualty insurance on the property described on EXHIBIT "A", with premiums and deductibles with respect to such policies being a Practice Expense.

         5.3 ADDITIONAL INSUREDS. The PCs agree to use reasonable efforts to have DCA named as an additional insured on its professional liability insurance program.

         5.4 INDEMNIFICATION. The PC shall indemnify, hold harmless and defend DCA and its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorney's fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical or dental services or the performance of any intentional acts, negligent acts or omissions by the PC and/or the Stockholder or P.C.'s agents, employees and/or subcontractors (other than DCA) during the term hereof.


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DCA shall indemnify, hold harmless and defend the PC and its or their employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorney's fees), caused or asserted to have been caused, directly by or indirectly as a result of intentional acts, negligent acts or omissions by DCA and/or its shareholders, agents, employees and/or subcontractors (other than the PC and/or Stockholder), in connection with the services provided or required to be provided by DCA, during the term of this Agreement.

                            VI. TERM AND TERMINATION

         6.1 TERM OF AGREEMENT. This Agreement shall have a term of eight years
(8) years beginning on May 1, 1997 and ending April 30, 2005.

         6.2 TERMINATION OF AGREEMENT. This Agreement may be terminated as provided for in this Section, it being expressly agreed that termination of this Agreement by any party shall serve to terminate the Agreement against all parties.

              (a) TERMINATION FOR CAUSE. In the event that DCA, on one hand, or the PCs, on the other hand, shall materially default in the performance of any obligation imposed upon it, them or him by, or made by it, them or him pursuant to this Agreement or the Promissory Note issued by DCA to Ross Management Company in connection herewith and such default shall continue for a period of 30 days' after written notice thereof has been given to the defaulting party by the non-defaulting party, the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party otherwise P.C. acknowledges that this Agreement is non-cancelable and non-terminable except as provided in (b) and (c). In the event Stockholder loses his license to practice dentistry, either by revocation, termination or suspension, same shall be deemed a material default. It is expressly agreed by DCA that a material default of this Agreement by DCA (excluding defaults caused by any of its subcontractors) shall be deemed to be a default of the promissory note. A copy of the License Agreement between the parties is attached hereto as EXHIBIT "G". -----------

              (b) TERMINATION BY REASON OF INSOLVENCY. In the event of the filing of a petition in bankruptcy pursuant


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                   to Chapter 7 of the federal bankruptcy laws or an assignment for the benefit of creditors by either DCA, on one hand, or the PCs or the Stockholder on the other hand, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by such party, except for the filing of a petition in involuntary bankruptcy against a party which is dismissed within thirty
                   (30) days thereafter, the non-defaulting party may give written notice of the immediate termination of this Agreement.

              (c) TERMINATION FOR OTHER REASONS. In the event that the Administrative Service Subcontract Agreement dated July __, 1997 between DCA and Johnson Dental Development Corporation is terminated for any reason whatsoever then this Agreement shall automatically and forever terminate in all respects without any further action being required of any party. In addition, if any action is taken by the secured party under that certain Security Agreement dated September 1, 1993 between Steven Matzkin and David Ross Johnson to exercise or enforce any provision or right thereunder, then this Agreement shall automatically and forever terminate with respect to Gratiot Avenue Dental, P.C. in all respects without any further action being required of any party.

         6.3 ACTIONS UPON TERMINATION OF THIS AGREEMENT.

              (a) Upon termination or expiration of this Agreement for any reason:

                   (i) The PCs shall promptly return all DCA Proprietary Information to DCA and otherwise comply with the covenants and agreements of SECTION 7.1. AND 7.3, hereof;

                   (ii) DCA shall return all PC Proprietary Information to the PCs, and otherwise comply with the covenants and agreements of SECTION 7.2. 7.3 AND 7.4 AND 7.6 hereof;

                   (iii) the PCs and Stockholder shall promptly repay DCA all advances, loans and other amounts due hereunder and any interest due thereon, and assume all debt and all contracts and payables authorized by this Agreement to be incurred by DCA and which

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                         relate to the performance of DCA's obligations under
                         this Agreement; and

                   (iv) DCA shall render a final accounting for monies deposited in, and disbursed from, the PCs designated account.

              (b) It is expressly agreed by the parties that the obligations of this SECTION 6.3 shall survive the termination or expiration of this Agreement.

                         VII. CONFIDENTIALITY AGREEMENTS

         7.1 CONFIDENTIALITY AGREEMENT OF THE PC AND THE STOCKHOLDER. The PC and the Stockholder jointly and severally acknowledge and agree that all business information and materials provided to them by DCA pursuant to this Agreement shall be considered the property of DCA ("DCA Proprietary Information"), and further agree that they shall not rent, sell, give away or otherwise utilize DCA Proprietary Information in any business activity or for any business purpose other than as required to fulfill their obligations under this Agreement. The PC and the Stockholder jointly and severally agree, and shall cause their employees, agents and shareholders to agree, that DCA Proprietary Information shall be kept confidential and, unless otherwise required by law, regulation or valid court order, shall not be disclosed to any person except as authorized by DCA in writing. Upon termination of this Agreement, the PC and the Stockholder jointly and severally agree that they shall promptly return to DCA all DCA Proprietary Information then in their possession or control.

         7.2 CONFIDENTIALITY AGREEMENT OF DCA. DCA acknowledges and agrees that all business information and materials provided or made available to it by the PC and the Stockholder pursuant to this Agreement shall be considered the property of the PC and the Stockholder ("PC Proprietary Information"), and further agrees that it shall not rent, sell, give away or otherwise utilize PC Proprietary Information in any business activity or for any business purpose other than as required to fulfill its obligations under this Agreement. DCA further agrees, and shall cause its employees, agents and shareholders to agree, the PC Proprietary Information shall be kept confidential and, unless otherwise required by law, regulation or valid court order, shall not be disclosed to any person except as authorized by the PC in writing. Upon termination of this Agreement, DCA agrees that it shall promptly return to the PC all PC Proprietary Information then in its possession or control.

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         7.3 TRADE SECRETS COVENANT. During the term of this Agreement and for an additional five (5) year period from the termination of the same, the parties agree that they will not disclose to any person or entity, any trade secrets of the other including, but not limited to, manuals, operating systems, reporting systems, training systems of the other that such party has become privy to or has used during their involvement with the other. This covenant shall be construed as an agreement.

         7.4 NONSOLICITATION AGREEMENT. The parties agree that neither them nor their affiliates shall during or at any time after termination or expiration of this Agreement solicit any employees of the other to leave employment of the party or become employed by it or any entity with which it is directly or indirectly related. The parties agree that during this agreement and for one year subsequent to the proper termination or expiration hereof, they will not solicit any customers, clients, patients, vendors, contractors, employees, independent contractors, buyers, distributors or manufacturers to cease doing business with the other party, or to do business with them or any entity, business, corporation or partnership with which any of them is either directly or indirectly related.

         7.5 RETURN OF DCA DOCUMENT. Information or Products. PC and Stockholder agree that upon termination or expiration of this Agreement with DCA for any reason, they shall immediately, but no longer than ten (10) business days from such termination, return to DCA all documents or information in any form or medium owned, produced or developed by DCA.

         7.6 RETURN OF PCS DOCUMENTS, INFORMATION OR PRODUCTS. DCA agrees that upon termination or expiration of this Agreement with the PCs for any reason, DCA shall immediately, but no longer than ten (10) business days from such termination, return to PC all documents or information in any form or medium owned, produced or developed by PC.

                          VIII. INDEPENDENT CONTRACTORS

         8.1 INDEPENDENT RELATIONSHIP. DCA intends to act and perform as an independent contractor of the PC, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. The PC, the Stockholder and the Dentists will not have any claim under this Agreement, or otherwise, against DCA for vacation pay, sick leave, unemployment insurance, worker's compensation, disability benefits or employee or any other employment related benefits of any nature or kind.


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                             IX. GENERAL PROVISIONS

         9.1 ASSIGNMENT. DCA and the PCS shall not have the right to assign, subcontract or sell their respective rights and obligations hereunder to any person, corporation, partnership or other legal entity without prior written consent of the other, which consent shall not unreasonably be withheld. Subject to this provision, this Agreement shall be binding upon the parties hereto, and their successors and assigns.

         9.2 WHOLE AGREEMENT; MODIFICATION. There are no other agreements or understandings, written or oral, between the parties regarding this Agreement and the Exhibits, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by all parties to this Agreement.

         9.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile transmission (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other parties with such written notice to be given as set forth in this section).

    To PC:                        c/o David Ross Johnson, D.D.S.
                                  3872 Vista Lane
                                  Orchard Lake, MI 48323

    And to Stockholder:           David Ross Johnson, D.D.S.
                                  3872 Vista Lane
                                  Orchard Lake, MI 48323

    To DCA:                       Dental Care Alliance, Inc.
                                  1343 Main Street, 7th Floor
                                  Sarasota, Florida 34236
                                  Facsimile No: (941) 366-9615
                                  Attention: Dr. Steven Matzkin


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    With a copy to:               Abel, Band, Russell, Collier, Pitchford
                                     and Gordon Chartered
                                  P. O. Box 49948
                                  Sarasota, FL 34230
                                  Facsimile No: (941) 366-3999
                                  Attention: Michael S. Taaffe, Esquire

         9.4 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The Waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         9.5 GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9.6 EVENTS EXCUSING PERFORMANCE. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

         9.7 COMPLIANCE WITH APPLICABLE LAWS. All parties shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of their obligations under this Agreement.

         9.8 SEVERABILITY. The provisions of this Agreement shall be deemed severally and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

         9.9 ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by any other party to implement or complete such party's obligations pursuant to this Agreement.

         9.10 ATTORNEYS' FEES. If legal action is commenced by any party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

         9.11 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory


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agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the PC, Stockholder and DCA shall amend this Agreement as necessary to the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the PC, Stockholder and the DCA.

         9.12 REMEDIES CUMULATIVE. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party by law shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         9.13 LANGUAGE CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to parties acknowledgment that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         9.14 NO OBLIGATION TO THIRD PARTIES. None of the obligations and duties of any party under this Agreement shall in any way or in any manner be deemed to create any obligation to, or any rights in, any person or entity not a party to this Agreement.

         9.15 ENTIRE AGREEMENT/AMENDMENTS. This Agreement supersedes all previous contracts and agreements between the parties respecting the subject matter of this Agreement. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument and shall not be amended, altered or changed except by a written amendment signed by the parties hereto.

         9.16 GRATIOT AVENUE DENTAL, P.C. SPECIAL CONDITIONS. If Steven R. Matzkin or assigns exercise rights of possession under such Agreement dated September 1, 1993 regarding related practices owned by David Ross Johnson, then this Agreement shall terminate as of such event.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                         PC:

                                         -------------------------------------


                                         By:
                                            ----------------------------------
                                            Signature

                                            ----------------------------------
                                            Printed Name

                                            PRESIDENT
                                            -----------------------------------
                                            Title

                                         DCA:

                                         DENTAL CARE ALLIANCE, INC., A Delaware
                                         Corporation

                                         By:
                                            -----------------------------------
                                            Signature

                                            STEVE MATZKIN
                                            -----------------------------------
                                            Printed Name

                                            PRESIDENT
                                            -----------------------------------
                                            Title

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                                    EXHIBIT A

                               PRACTICE LOCATIONS

Eight Mile Dental, P.C.

Gratiot Avenue Dental, P.C.

Wayne Road Dental, P.C.

Washington Boulevard Dental, P.C.


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                                    EXHIBIT B

              BUSINESS AND ADMINISTRATIVE SERVICES PROVIDED BY DCA

         DCA shall be responsible for providing all business and administrative services required for the routine day-to-day operations of the Practice' operations, only as follows; and otherwise as deemed reasonably necessary by DCA, or in the sole discretion of DCA as may be reasonably requested by PCs.

(a)  Payroll administration and accounting.

(b) Consulting advice on staff salaries, benefits and performance and incentive plans.

(c)  Recruitment of additional dentists.

(d)  Facilitating the ordering of supplies.

(e) Bookkeeping and accounting. Preparation of monthly financial statements providing true, correct and complete copies thereto to PC each month, as and when same are completed.

(f) Processing and distribution of all checks, including but not limited to, payroll, payables, taxes and rents, and provision of copies of all bank statements to PC on a monthly basis promptly after the same are received by DCA.

(g) Provision of business forms, and provision of consulting advice on business procedures any systems.

(h)  Establishment of administrative controls to assure against theft.

(i)  Billing and collections supervision.

(j)  Marketing and advertising supervision.

(k) Installation of computer hardware and software. Training of staff in utilization.

(l)  Preparation of statistical data and analysis of office operations.

(m)  Provision of consulting advice on improving office efficiency.

(n)  Provision of consulting advise on office location and layouts.

(o)  Negotiation of office leases.


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(p)  Legal services for the Practice's routine operations (not including professional liability or malpractice defense).

(q)  Solicitation of and assistance in negotiations of managed care contracts.

(r) Consulting services and advice (as requested) on office efficiency and productivity.

(s) On behalf of the PC, and with the PC's funds (there is no independent obligation of DCA to anyone to make any payments except to the extent of the availability of PC funds) payment of all accounts and notes payable as and when the same become due and payable in accordance with their respective terms.


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                                    EXHIBIT C

                                    SUBLEASE


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                                    EXHIBIT D

                              EMPLOYMENT AGREEMENT


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                                    EXHIBIT E

                                PRACTICE EXPENSES

(Headings and groupings below are for informational purposes and are subject to changed based on accounting purposes)

         The following expenses solely and directly related to the operation of the PCs:

COST OF SALES

         Dental Supplies
         Implant Supplies
         Lab Expense-Internal
         Lab Expense-External
         Material
         Contract Dentists
         Hygiene Wages
         Lab Tech Wages

OPERATING EXPENSES, COMPENSATION & BENEFITS, SALARIES & WAGES

         Officer Wages
         Dental Assistant Wages
         Administrative Wages
         Bonuses

PAYROLL TAXES

         FICA Tax Expense
         Medicare Tax Expense
         FUTA Tax Expense
         SUTA Tax Expense

BENEFITS

         Health Insurance
         Continuing Education

FACILITIES

         Rent Office
         Rent-other
         Telephone
         Pest Control
         Cleaning Service
         Utilities

REPAIRS & MAINTENANCE

         Dental Equipment
         Computer Equipment
         Building
         Office Equipment

ADVERTISING

         Television
         Newspaper
         Yellow Pages
         Magazines
         Direct Mail
         Seminars

OUTSIDE SERVICES

         Accounting Services
         Payroll Services
         Auditing Services
         Legal Services
         Temporary Help
         Misc. Outside Services

LEASE EXPENSE

         Dental Equipment Lease
         Telephone Lease
         Computer Lease
         Office Equipment Lease

INSURANCE

         Workers Compensation Insurance
         Liability Insurance
         Malpractice Insurance
         Misc. Insurance

GENERAL OFFICE EXPENSES

         Administrative Support
         Vehicle Expense
         Computer Expense
         Contributions & Donations
         Dues & Subscriptions
         Office Expenses
         Small Equipment
         Tools
         Operating Supplies
         Uniforms
         Postage & Freight

MISCELLANEOUS EXPENSES

         Bank Charges
         Cash Over/Short
         Check Guarantee Fees
         Credit Card Charges

         License, Fees & Permits
         Taxes-Other
         Property Taxes
         Sales Taxes
         State Taxes
         Reimbursement Expenses
         DCA Licensing Fees
         Other Misc. Expenses

         Indemnification of Officers, Directors and the Stockholders of the PCs from claims of third party excluding Steve Matzkin, Profit Dental Management, Inc., D.C.A., their assigns, or related entities.

PRINCIPAL & INTEREST EXPENSE

         Notes associated with practice

                                    EXHIBIT F

                       DEFINITION OF NET COLLECTED REVENUE

Net collected revenue shall be defined as:

         Total collected revenue on a cash basis minus any patient refunds. Service Fee: 74% of Net Collected Revenue

         The parties acknowledge and agree that to the extent that the Service Fee hereunder results in the PCs' inability to discharge their respective payment obligations, including but not limited to, paying the salaries and payroll costs of all their employed and contracted dentists, dental hygienists and other employees and payment of insurance premiums and other costs and expenses that are the responsibility of the PCs pursuant to the provisions of this Agreement or would render any of them insolvent during the term of this Agreement, the amount of the Service Fee shall be mutually adjusted by the parties acting reasonably and in good faith to reasonably permit the PCs to retain sufficient funds to discharge such obligations.

                                    EXHIBIT G

                                LICENSE AGREEMENT